Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2026 with respect to the audited consolidated financial statements of OS Therapies Incorporated for the years ended December 31, 2025 and 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 18, 2026